Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-135338 on Form S-8 of our report dated June 28, 2019, relating to the consolidated financial statements of Air T, Inc. appearing in this Annual Report on Form 10-K of Air T, Inc. for the year ended March 31, 2019.

/s/ Deloitte & Touche LLP

Minneapolis, Minnesota

June 28, 2019